UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

CROSSROADS SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11000 North Mo-Pac Expressway

Austin, Texas 78759
(Address of principal executive offices)

(512) 349-0300
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 8, 2013, Crossroads Systems, Inc. (the “Company”) issued a press release announcing that Richard K. Coleman, Jr., currently a director of the Company, has been appointed the Company’s interim President and Chief Executive Officer and that Robert C. Sims, who had served as the Company’s President and Chief Executive Officer, has left the Company. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In light of the events described in this Item 8.01, as well as the events described in the Company’s Current Report on Form 8-K, dated May 3, 2013, the Company intends to provide supplemental materials (the “Supplement”) to the proxy statement for its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to the record holders of its common stock at the close of business on March 22, 2013, the record date for the Annual Meeting. The Company intends to convene the meeting as scheduled on May 20, 2013 and to adjourn the Meeting immediately to be reconvened to a later date to provide the stockholders eligible to vote at the Annual Meeting additional time to review the Supplement prior to voting.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Date: May 8, 2013	By:	/s/ Jennifer Crane
Name: Jennifer Crane
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 8, 2013